Exhibit 4.6

ALABAMA POWER COMPANY

TO

REGIONS BANK
TRUSTEE

SIXTY-FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 11, 2021

AMENDMENTS TO THE INDENTURE

AND

PROVISIONS FOR THE

SERIES 2021A 3.125% SENIOR NOTES

DUE JULY 15, 2051

TABLE OF CONTENTS1

1This Table of Contents does not constitute part of the Sixty-First Supplemental Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS SIXTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 11th day of June, 2021, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the “Company”), and REGIONS BANK, an Alabama banking corporation, 1900 Fifth Avenue North, 26th Floor, Birmingham, Alabama 35203 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of December 1, 1997 (the “Original Indenture”), with Regions Bank (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), as Trustee, as heretofore supplemented;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented and amended by this Sixty-First Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;
WHEREAS, under Section 901(5) of the Original Indenture, the Company and the Trustee, without the consent of any Holders of Senior Notes, may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture with respect to any series of Senior Notes theretofore unissued;
WHEREAS, the Company proposes to amend the Indenture as provided herein with respect to all series of Senior Notes issued on or after the date hereof (the “Covered Senior Notes”); and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Sixty-First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Series 2021A Senior Notes
SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2021A 3.125% Senior Notes due July 15, 2051 (the “Series 2021A Notes”).
There are to be authenticated and delivered $600,000,000 aggregate principal amount of Series 2021A Notes, and such principal amount of the Series 2021A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2021A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2021A Notes. Any such additional Series 2021A Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and Original Issue Date and the initial interest accrual date and initial Interest Payment Date, if applicable). No Series 2021A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2021A Notes shall be issued in definitive fully registered form.
The Series 2021A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2021A Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the Series 2021A Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2021A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2021A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2021A Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
“Interest Payment Dates” means January 15 and July 15 of each year, commencing January 15, 2022.
“Original Issue Date” means June 11, 2021.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).
“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).
“Stated Maturity” means July 15, 2051.
“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
SECTION 103. Payment of Principal and Interest. The principal of the Series 2021A Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2021A Notes shall bear interest at the rate of 3.125% per annum until paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series 2021A Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2021A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2021A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2021A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the Series 2021A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2021A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series 2021A Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2021A Notes shall be made upon surrender of the Series 2021A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2021A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
SECTION 104. Denominations. The Series 2021A Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 105. Global Securities. The Series 2021A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2021A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2021A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2021A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Neither the Company, the Trustee, nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2021A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the

Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2021A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2021A Notes registered in such names as the Depositary shall direct.
SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series 2021A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2021A Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture, as amended, identifying the serial numbers of the Series 2021A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, register the transfer of or exchange any Series 2021A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2021A Notes redeemed in part.
SECTION 107. Redemption at the Company’s Option. At any time and from time to time prior to January 15, 2051 (the “Par Call Date”), the Series 2021A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (i) 100% of the principal amount of the Series 2021A Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2021A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) from the Redemption Date to the Par Call Date, discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. At any time and from time to time on or after the Par Call Date, the Series 2021A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Series 2021A Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.
In the event of redemption of the Series 2021A Notes in part only, a new Series 2021A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof (or through book-entry transfer for Global Securities).
The Series 2021A Notes will not have a sinking fund.
Notice of redemption shall be given as provided in Section 1104 of the Original Indenture, as amended, except that any notice of redemption with respect to any redemption occurring prior to the Par Call Date shall not specify the Redemption Price therefor but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of the

Redemption Price with respect to any redemption occurring prior to the Par Call Date. The Company shall calculate such Redemption Price and promptly notify the Trustee thereof.
Any redemption of less than all of the Series 2021A Notes shall, with respect to the principal thereof, be divisible by $1,000.
ARTICLE 2
Modification of Original Indenture
SECTION 201. Amendments. Solely with respect to the Covered Senior Notes, the first sentence of Section 1104 of the Original Indenture is hereby amended and restated in its entirety to read as follows:
“Unless otherwise indicated in the supplemental indenture relating to any series of Senior Notes, notice of redemption shall be given in the manner provided in Section 106 to the Holders of Senior Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.”

Solely with respect to the Covered Senior Notes, the following paragraph is hereby added at the end of Section 1104 of the Original Indenture:

“Notwithstanding any other provision of this Indenture, notice of any redemption of the Senior Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed. If any condition precedent has not been satisfied, the Company shall provide written notice to the Trustee at least two Business Days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) stating that such condition has not been satisfied, the notice of redemption is rescinded or delayed and the redemption shall not occur or shall be delayed.”

Solely with respect to the Covered Senior Notes, the first sentence of Section 1106 of the Original Indenture is hereby amended and restated in its entirety to read as follows:

“Except as provided in the last paragraph of Section 1104, notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest.”

ARTICLE 3

Miscellaneous Provisions
SECTION 301. Recitals by Company. The recitals in this Sixty-First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2021A Notes and of this Sixty-First Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 302. Ratification and Incorporation of Original Indenture. As supplemented and amended hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented and amended by this Sixty-First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 303. Executed in Counterparts. This Sixty-First Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned or photocopied manual signature. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Sixty-First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 304. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:		ALABAMA POWER COMPANY
By:	/s/Ceila H. Shorts	By:	/s/Philip C. Raymond
	Ceila H. Shorts		Philip C. Raymond
	Corporate Secretary		Executive Vice President, Chief Financial Officer and Treasurer

ATTEST:		REGIONS BANK, as Trustee

By:	/s/Robin Foster	By:	/s/Carmen J. Kilgore
	Robin Foster		Carmen J. Kilgore
	Vice President		Vice President

EXHIBIT A

FORM OF SERIES 2021A NOTE

NO. __	CUSIP NO. 010392 FV5

ALABAMA POWER COMPANY
SERIES 2021A 3.125% SENIOR NOTE
DUE JULY 15, 2051

Principal Amount:	$________________________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	June 11, 2021
Stated Maturity:	July 15, 2051
Interest Payment Dates:	January 15 and July 15
Interest Rate:	3.125%
Authorized Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Alabama Power Company, an Alabama corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS ($______________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on January 15, 2022, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date would otherwise be a day that is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2021A Notes shall be made upon surrender of the Series 2021A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2021A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
ALABAMA POWER COMPANY
By:
Vice President

ATTEST:

Assistant Secretary

{Seal of ALABAMA POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	REGIONS BANK as Trustee
By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of December 1, 1997, as supplemented and amended (the “Indenture”), between the Company and Regions Bank, (as successor to The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank))), Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2021A 3.125% Senior Notes due July 15, 2051 (the “Series 2021A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
At any time and from time to time prior to January 15, 2051 (the “Par Call Date”), the Series 2021A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at Redemption Prices equal to the greater of (i) 100% of the principal amount of the Series 2021A Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2021A Notes being redeemed (not including any portion of such payments of interest accrued to the Redemption Date) from the Redemption Date to the Par Call Date, discounted (for purposes of determining present value) to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. At any time and from time to time on or after the Par Call Date, the Series 2021A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Series 2021A Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.
“Treasury Yield” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series 2021A Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Series 2021A Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States appointed by the Company.
“Reference Treasury Dealer Quotation” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day in New York City preceding such Redemption Date).
The Trustee shall not be responsible for the calculation of the Redemption Price with respect to a redemption occurring prior to the Par Call Date. The Company shall calculate such Redemption Price and promptly notify the Trustee thereof.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series 2021A Notes will not have a sinking fund.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
______________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
______________________________________________________________________________

______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
______________________________________________________________________________

______________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	REGIONS BANK as Trustee
By:
Authorized Signatory

B-1